UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 2, 2010
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MPG Office Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit 99.1
Omnibus Amendment to Loan Documents, dated as of July 2, 2010, by and among Maguire Properties — 555 W. Fifth, LLC, Maguire Properties — 350 S. Figueroa, LLC, MPG Office, L.P., and Bank of America, National Association

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2010, certain subsidiaries of the registrant and Bank of America, National Association entered into an Omnibus Amendment to Loan Documents with respect to the $458.0 million non-recourse mortgage loan on the registrant's Gas Company Tower property.  This loan was amended in connection with obtaining lender approval of a lease renewal by Southern California Gas Company for approximately 350,000 square feet at the Gas Company Tower property.

This description is qualified in its entirety by reference to the full text of the amendment to the loan documents filed as Exhibit 99.1 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired: None.

(b)           Pro forma financial information: None.

(c)           Shell company transactions: None.

(d)           Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*
Omnibus Amendment to Loan Documents, dated as of July 2, 2010, by and among Maguire Properties —
555 W. Fifth, LLC, Maguire Properties — 350 S. Figueroa, LLC, MPG Office, L.P., and Bank of America, National Association

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*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC.
Registrant

/s/	JONATHAN L. ABRAMS
Jonathan L. Abrams
Senior Vice President,
General Counsel and Secretary

Dated:                 As of July 7, 2010